SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

KEY TRONIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 19, 2014

Dear Shareholder:

The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company” or “Key Tronic”), to be held on Thursday, October 23, 2014, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216.

Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

Sincerely,

Craig D. Gates
President and Chief Executive Officer
Member of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 23, 2014

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”) will be held on Thursday, October 23, 2014, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216 (the “Annual Meeting”), for the following purposes:

1.	To elect five directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.	To approve the Key Tronic Corporation Amended and Restated 2010 Incentive Plan; and

3.	To hold an advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” herein; and

4.	To ratify the appointment of BDO USA, LLP as independent registered public accounting firm for fiscal year 2014; and

5.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company’s Common Stock at the close of business on September 3, 2014 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you previously have returned your proxy card to the Company.

By Order of the Board of Directors,

Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 19, 2014

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 23, 2014. The Proxy Statement and 2014 Annual Report to Shareholders are available at: www.edocumentview.com/kttc.

PROXY STATEMENT

INTRODUCTION

General

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the “Company”), to the holders of outstanding shares of Common Stock, no par value, of the Company (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 23, 2014 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Upper Level, Spokane Valley, Washington 99216, and any adjournments or postponements thereof (the “Annual Meeting”). The proxies appoint Craig D. Gates and Ronald F. Klawitter, each of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation. This proxy statement and the enclosed form of proxy were first mailed to shareholders on or about September 19, 2014.

Record Date, Proxies, Revocation

Record holders of the Common Stock at the close of business on September 3, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 10,551,680 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of nominees for director named below and FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

Voting

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) matters 2, 3 and 4 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on matters 2, 3 or 4 since neither represents a vote cast.

If you are a stockholder of record and do not submit your vote by proxy or vote in person at the annual meeting, your shares will not be voted. However, if you hold shares beneficially in street name, the result may be different. If you do not return the voting instruction form, your broker, trustee or nominee may vote your shares in certain circumstances and on certain proposals. Under current regulations, brokers can not vote “uninstructed” shares in director elections or on executive compensation matters. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (matter 1), approval of the Amended and Restated 2010 incentive Plan (matter 2), or the advisory vote to approve the compensation of the Company’s named executive officers or (matter 3) no votes will be cast on your behalf. Discretionary voting by brokers is permitted in the ratification of the appointment of the independent registered public accounting firm (matter 4).When a broker votes a client’s shares on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting, but are not considered “present” for purposes of voting on non-discretionary matters.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. It is the Company’s policy that nominees for election at the Annual Meeting attend the Annual Meeting. All nominees for election at the 2014 Annual Meeting attended the 2013 Annual meeting.

The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

James R. Bean, age 64, has been a director of the Company since October 2006. Mr. Bean has been President and CEO of Preco Electronics, Inc. since November 1999. From May 1997 to 1999 he held various management positions in Boise, Idaho with Preco Electronics, Inc. Previously he held various management positions in manufacturing operations with Sun Microsystems, Inc., Apple Computer, Inc. and National Semiconductor, Inc. Mr. Bean is a graduate of New Mexico State University with a B.S. in Industrial Engineering. The Board of Directors has concluded that based upon Mr. Bean’s business and financial expertise, current and prior senior management positions and education that he should serve as a director of the company.

Craig D. Gates, age 55, has been a director of the Company since July 2009 and has been President and CEO of the Company since April 2009. Previously he was Executive Vice President of Marketing, Engineering and Sales since July 1997. He served as Vice President and General Manager of New Business Development from October 1995 to July 1997. He joined the Company as Vice President of Engineering in October 1994. From 1991 to October 1994, Mr. Gates served as Director of Operations, Electronics for the Microswitch Division of Honeywell Inc. From 1982 to 1991, Mr. Gates held various engineering and management positions within the Microswitch Division. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. Mr. Gates also serves on the Board of Directors of CyberOptics Corporation. The Board of Directors has concluded that based upon Mr. Gates’ business expertise, current and prior senior management experience and education that he should serve as a director of the Company.

Ronald F. Klawitter, age 62, has been a director of the Company since October 2009 and has been Executive Vice President of Administration, CFO and Treasurer of the Company since July 1997. Previously he was Vice President of Finance, Secretary and Treasurer of the Company since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc. He has a Bachelor of Arts degree from Wittenberg University and is a Certified Public Accountant. The Board of Directors has concluded that based upon Mr. Klawitter’s business and financial expertise, current and prior management experience and education that he should serve as a director of the Company.

Yacov A. Shamash, age 64, has been a director of the Company since 1989. He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of Applied DNA Sciences, Inc. and Softheon. The Board of Directors has concluded that based upon Dr. Shamash’s professional and management experience, service on public companies’ boards and education that he should serve as a director of the Company. Dr. Shamash has also served on the Board of one other public corporation, Netsmart Tech., Inc., during the past five years.

Patrick Sweeney, age 79, has been a director of the Company since July 2000. Mr. Sweeney was President and CEO of Hadco Corporation from 1991 through 1995 and formerly served as Hadco’s Vice President/Chief Financial Officer and Vice President of Operations. Prior to that Mr. Sweeney was the Vice President of International Manufacturing at Wang - USA from 1981 through 1986 and also served as Managing Director of Ireland for Digital Equipment Corporation and as Plant Manager of its Galway and Clonmel divisions. Mr. Sweeney also serves on the Board of Directors of Aimware, Info. Mosaic, and Photo Machining Inc. The Board of Directors has concluded that based upon Mr. Sweeney’s business and financial expertise, senior management experience, service on public companies’ boards and education that he should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board Meetings

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company’s Board of Directors met five times during fiscal 2014. During fiscal 2014, each director attended 100% of the Board of Directors meetings and 100% of the meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee.

Directors’ Independence

The Board of Directors has determined that all members of the Company’s Board of Directors are “independent directors” within the meaning of the applicable Nasdaq Global Select Market (“NASDAQ”) listing standards, except for Mr. Gates, the Company’s President and Chief Executive Officer and Mr. Klawitter, the Company’s Executive Vice President of Administration, CFO and Treasurer.

The Board of Directors also has determined that all members of the Audit Committee (1) meet the definition of independence contained in the NASDAQ listing standards; (2) meet the requirements of the Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1); (3) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (4) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by the NASDAQ Marketplace Rules.

The Board of Directors has determined that James R. Bean and Patrick Sweeney, members of the Audit Committee, each has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations and that such attributes were acquired through relevant education and/or experience.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors determines whether the roles of Chief Executive Officer and Chairman of the Board should be separated based upon its judgment of the structure which best meets the current needs of the Company and promotes the most effective communication between the Board and management. The Board currently separates the role of Chief Executive Officer and Chairman of the Board.

The Board oversees the Company’s risk directly and through its committees. The Board is assisted by its Audit Committee in performing its risk management oversight responsibilities with respect to financial reporting, internal controls and legal and regulatory requirements. The Board is assisted by its Compensation and Administration Committee in performing its risk management oversight responsibilities with respect to risk relating to compensation programs and policies. The Board, with the assistance of its Governance and Nominating Committee, oversees risk management with respect to Board membership, structure and organization.

The Chairmen of the three Board Committees report to the Board on committee meetings at regular meetings of the Board of Directors. Management has the day to day responsibility for risk management and members of management make regular reports to the Board and its committees on identification, monitoring and mitigation of material risks.

Executive Sessions

At two of the four regular meetings of the Board of Directors held during fiscal year 2014, the independent directors met separately in executive session without management present.

Code of Conduct

The Board of Directors has adopted a written Code of Conduct which applies to all directors, officers and employees of the Company. The Code of Conduct is available on the Company’s website at www.keytronic.com. The Company intends to disclose on its website any amendments to or waivers of the Code of Conduct.

Insider Trading Policy

The Board of Directors has adopted a written policy on Insider Trading which applies to all directors, officers and employees of the Company. The policy prohibits directors, officers and employees from engaging in short-term speculative transactions involving the Company’s securities, including short sales and buying or selling put or call options.

Recoupment Policy

The Board of Directors has adopted a written Recoupment Policy which provides that in the event of a restatement of the Company’s consolidated financial statements, the Company shall have the right to recoup from any executive officer any portion of any bonus or other equity or non-equity incentive compensation received by the executive officer the grant of which was tied to the achievement of one or more specific performance targets, with respect to the period for which such financial statements are restated, regardless of whether the executive officer engaged in any misconduct or was at fault or responsible in any way for causing the restatement, if, as a result of such restatement, the executive officer would not have received such bonus or other compensation or portion thereof.

Shareholder Communications

Shareholders of Key Tronic Corporation may send written communications to the Board of Directors or any of its members by certified mail only, addressed to the Board of Directors or any member, c/o General Counsel & Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane Valley, WA 99216. All such shareholder communications will be compiled by the General Counsel & Secretary and submitted to the Board of Directors or a Board member.

Nominations to the Board

The Governance and Nominating Committee will consider written proposals from shareholders for directors to be elected at the annual meeting which are submitted to the Secretary of the Company, together with biographical information and references, at least six months prior to the annual meeting.

Board Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation and Administration Committee, and the Governance and Nominating Committee. The committees each have written charters approved by the Board. The charters of the Audit Committee, the Compensation and Administration Committee and the Governance and Nominating Committee are available on the Company’s website at www.keytronic.com.

The Audit Committee, which currently consists of Messrs. Bean (Chairman), Shamash and Sweeney met eight times during fiscal 2014. The Audit Committee monitors the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance; selects and appoints the Company’s independent registered public accounting firm, pre-approves all audit and non-audit services to be provided to the Company by the Company’s independent registered public accounting firm, and establishes the fees and other compensation to be paid to the independent registered public accounting firm; monitors the qualifications, independence and performance of the Company’s independent registered public accounting firm; and establishes procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provides an avenue of communication among the Board, the independent registered public accounting firm and management.

The Compensation and Administration Committee (“Compensation Committee”) which currently consists of Messrs. Shamash (Chairman), Bean and Sweeney, met five times during fiscal 2014. The Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers and other key employees, reviews and approves the level of compensation awarded to the Company’s Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company’s executive officers and the basis for the Chief Executive Officer’s compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Committee administers the Company’s incentive compensation plans and stock option plans, including determining the individuals to receive awards and options and the terms of such awards and options.

The Governance and Nominating Committee, which currently consists of Messrs. Bean (Chairman), Shamash and Sweeney met one time during fiscal 2014. The Committee makes recommendations to the Board regarding corporate governance, recommends for selection by the Board nominees for election as Directors and makes recommendations to the Board with respect to the structure and composition of the Board. The Committee evaluates potential director nominees based upon a number of criteria, including the potential nominee’s skills, relevant experience and independence. The Committee has no specific minimum qualifications which must be met by a potential director nominee. Each potential nominee is considered on a case by case basis. Potential nominees may be identified to the Committee by members of the Board, officers of the Company, shareholders or other persons. The Committee evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. Although the Company does not have a policy regarding diversity, the Governance and Nominating Committee does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. The Company has not paid any third party a fee to assist in identifying and evaluating potential director nominees. The Committee has not rejected any potential nominee recommended within the preceding year by a beneficial owner of more than 5% of the Company’s Common Stock.

Related Person Transactions

In April 2007, the Board of Directors adopted a written policy and procedures for the approval or ratification of Interested Transactions with Related Parties. The policy and procedures supplement the Company’s Code of Conduct. The policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The policy defines a “Related Party” as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee is responsible for review, approval, ratification or disapproval of Interested Transactions. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the Transaction.

PRINCIPAL SHAREHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner*	Number of Shares Beneficially Owned(1)		Percent of Class(1)
MORE THAN 5% SHAREHOLDERS

Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,316,625	(2),(3)	12.48%

Tieton Capital Management LLC 4700 Tieton Drive, Suite C Yakima, WA 98908	893,505	(4),(5)	8.47%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	880,499	(6),(7)	8.34%
DIRECTORS AND EXECUTIVE OFFICERS

James R. Bean	0		**

Yacov A. Shamash	40,896	(8)	**

Patrick Sweeney	75,103		**

Craig D. Gates	153,339	(9)	1.45%

Ronald F. Klawitter	162,078	(10)	1.54%

Douglas G. Burkhardt	68,543	(11)	**

Philip S. Hochberg	12,614	(12)	**

Brett R. Larsen	1,044	(13)	**

All officers and directors as a group (12 persons)	560,216		5.31%

*	Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
**	Less than 1%.
1.	Percentage beneficially owned is based on 10,551,680 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2014.
3.	Royce & Associates, LLC is a registered investment advisor.
4.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2014.
5.	Tieton Capital Management LLC is a registered investment advisor.
6.	Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 2014.
7.	Dimensional Fund Advisors, Inc. (“DFA”), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.
8.	Includes 1,100 shares owned directly by Dr. Shamash’s daughter.
9.	Includes Common Stock allocated to Mr. Gates as a participant in the Company’s 401(k) Retirement Savings Plan (7,458 shares) as of June 30, 2014.
10.	Includes Common Stock allocated to Mr. Klawitter as a participant in the Company’s 401(k) Retirement Savings Plan (17,867 shares) as of June 30, 2014, 1,600 shares owned directly by Mr. Klawitter’s daughter and 4,200 shares owned directly by Mr. Klawitter’s son.
11.	Includes Common Stock allocated to Mr. Burkhardt as a participant in the Company’s 401(k) Retirement Savings Plan (176 shares) as of June 30, 2014.
12.	Includes Common Stock allocated to Mr. Hochberg as a participant in the Company’s 401(k) Retirement Savings Plan (847 shares) as of June 30, 2014 and 100 shares owned directly by Mr. Hochberg’s son.
13.	Represents Common Stock allocated to Mr. Larsen as a participant in the Company’s 401(k) Retirement Savings Plan as of June 30, 2014.

PROPOSAL 2

APPROVAL OF THE KEY TRONIC CORPORATION

2010 INCENTIVE PLAN, AS AMENDED AND RESTATED

Overview

Our Board of Directors, our Compensation Committee and our management all believe that the effective use of stock-based long-term incentive compensation is vital to our continued ability to recruit, hire and retain the individuals required to successfully execute our business plans and achieve strong performance in the future by providing a direct link between compensation and long-term shareholder value creation. Accordingly, we request that shareholders approve this proposal to approve the Key Tronic 2010 Incentive Plan, as amended and restated (the “2010 Plan”), enabling the continued use of the 2010 Plan for equity and other incentive awards.

The 2010 Plan was first approved by shareholders at our annual meeting in 2010. On April 24, 2014, our Board of Directors, upon the recommendation of the Compensation Committee, approved the amendment and restatement of the 2010 Plan, subject to approval of our shareholders. We are requesting that shareholders approve the 2010 Plan as amended and restated to include the following aspects:

•	Increase in the Number of Shares Authorized for Issuance Under the 2010 Plan. The proposal seeks to increase the number of shares of our Common Stock authorized for issuance by 1,000,000 shares.

•

Tax Deductibility of Certain Awards. Approval of the material terms of the performance goals for performance-based awards under the 2010 Plan as amended and restated will provide us with the flexibility to grant awards that qualify as “performance-based” compensation pursuant to Code Section 162(m). As discussed below, by approving the 2010 Plan as amended and restated, shareholders also will be approving the material terms of the performance goals for performance-based awards under the 2010 Plan.

•	Revision in Certain Award Limitations. The 2010 Plan contains an increase to $2,000,000 of the annual limitation on cash-based awards intended to be performance-based under Code Section 162(m).

•

Extension of the Expiration Date of the 2010 Plan. The 2010 Plan is currently scheduled to expire in 2020, and we are requesting an extension to 2024. In the event that the required votes to approve the 2010 Plan as amended and restated are not obtained, the amendment and restatement of the 2010 Plan will not become effective and the Company will continue to make grants of awards pursuant to the terms of the 2010 Plan as currently in effect and subject to applicable law.

•

Cash Dividend Adjustment. Proportional adjustment to 2010 Plan share and award numbers for changes in the company’s corporate or capital structure will now include adjustment in the event of a cash dividend that has a material effect on the price of issued shares.

•

Recoupment; Limitation on Dividend Payment. The 2010 Plan specifically provides that awards are subject to any Company recoupment policy and that no dividends or dividend equivalents shall be paid with respect to an award that vests based on the achievement of performance goals until the award vests.

In addition, the 2010 Plan as amended and restated makes certain other clarifying and other changes to the terms of the 2010 Plan.

Background

The proposal contemplates increasing the total number of shares authorized for issuance under the 2010 Plan from 1,200,000 to 2,200,000. Currently, the 2010 Plan is the Company’s only equity incentive plan under which the Company can issue equity awards.

•

As of August 31, 2014, approximately 1,060,998 shares of our Common Stock were subject to outstanding equity awards under the 2010 plan and 69,002 shares of our Common Stock were available for future awards under the 2010 Plan. If the proposal is approved, 1,000,000 shares will be added to the 2010 Plan. As a result, after giving effect to this proposal, as of August 31, 2014, 1,069,002 shares of our Common Stock would have been available for future awards under the 2010 Plan.

•

Our three-year average annual equity grant rate, or “burn rate” (total granted divided by Common Stock outstanding), was 2.35% from fiscal 2012 to fiscal 2014. We granted 216,666, 210,666 and 213,166 shares and share equivalents in fiscal 2012, 2013 and 2014, respectively.

In setting the number of proposed additional shares issuable under the 2010 Plan, the Compensation Committee and the Board considered a number of factors, including shares currently available under the 2010 Plan and how long the shares available (both currently and assuming the approval by the shareholders of this proposal) are expected to last, historical equity award granting practices, impact of equity awards under the Plan, and expected value transfer and dilution. The proposed increase in the number of shares under the 2010 Plan is not required or intended to cover awards previously made under the 2010 Plan. As such, no new plan benefits have been granted to date, and future awards under the 2010 Plan are not yet determinable. For additional information on historical and expected future share usage, see “—Plan Benefits” beginning on page 15.

Section 162(m)

The 2010 Plan has been structured so that awards made under it may constitute “performance-based” compensation within the meaning of Section 162(m). In general, Section 162(m) permits companies to deduct compensation in excess of $1 million paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer) only to the extent that such compensation qualifies as performance- based. As part of this requirement, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by shareholders at least every five years. For purposes of Section 162(m), the material terms include (a) the individuals eligible to receive compensation upon achievement of performance goals, (b) a description of the business criteria on which the performance goals may be based, and (c) the maximum amount of compensation that can be paid to an individual upon attainment of the performance goals. The Company’s shareholders last approved the material terms of performance goals for awards under the 2010 Plan at our annual meeting in 2010. The material terms of the performance goals remain unchanged from the 2010 Plan as originally approved by shareholders in 2010, except that the maximum dollar value payable with respect to performance units or other cash-based performance awards granted to an individual during a calendar year under the plan is increased from $1,000,000 to $2,000,000. It is our intention that shareholder approval of this proposal will satisfy the shareholder approval requirement of Section 162(m) for purposes of future awards made under the 2010 Plan. Even if shareholders approve the proposal, however, the Internal Revenue Service may determine that particular awards issued under the 2010 Plan do not satisfy the requirements of Section 162(m), and nothing in this proposal precludes the Company from granting awards that do not satisfy these requirements. See “Compensation Discussion & Analysis—Additional Considerations—Limitations on Deductibility of Compensation” on page 24.

SUMMARY OF THE 2010 PLAN

A copy of the 2010 Plan as amended and restated is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The description of the 2010 Plan set forth below is a summary and does not purport to be a complete description, and it is qualified in its entirety by reference to the text of the 2010 Plan as amended and restated, which is set forth in Appendix A. See Appendix A for more detailed information.

Purpose

The purpose of the 2010 Plan is to attract, retain and motivate our employees, officers and directors by providing them with the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts with the long-term interests of our shareholders. The 2010 Plan also allows us to provide the same opportunity to consultants, agents, advisors and independent contractors.

Administration

The Board of Directors or the Compensation Committee administers the 2010 Plan. The Board may delegate administration of the 2010 Plan in accordance with its terms. References to the “Committee” below are, as applicable, to the Board, the Compensation Committee, or other delegate, including a senior executive officer of the Company authorized by the Board or Compensation Committee to make grants to certain eligible employees of the Company.

Eligibility

Awards may be granted under the 2010 Plan to employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its subsidiaries and affiliates. As of August 31, 2014, approximately fourteen employees, including eight executive officers, and three non-employee directors were eligible to receive awards under the 2010 Plan.

Number of Shares

The number of shares of Common Stock authorized for issuance under the 2010 Plan as amended and restated is 2,200,000. The shares of Common Stock issuable under the 2010 Plan consist of authorized and unissued shares. Shares of Common Stock covered by an award granted under the 2010 Plan will not be counted as used unless and until they are issued and delivered to a participant.

The following shares will be available again for issuance under the 2010 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to issuance of the underlying shares;

•	shares subject to awards that are subsequently forfeited to or otherwise reacquired by us;

•	shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award; and

•	shares related to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued.

Awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the 2010 Plan.

In the event of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to shareholders other than a normal cash dividend or other change in our corporate or capital structure results in our outstanding common stock being exchanged for a different number or kind of securities; new, different or additional securities being received by holders of our common stock; or a cash dividend that has a material effect on the price of issued shares, then the Committee will make proportional adjustments to the maximum number and kind of securities (a) available for issuance under the 2010 Plan, (b) issuable as incentive stock options, (c) issuable to certain individuals subject to Code Section 162(m), and (d) that are subject to any outstanding award, including the per share price of such securities.

The closing price of our Common Stock, as reported on the NASDAQ Global Market (“NASDAQ”) on August 29, 2014, was $10.97 per share.

Types of Awards

The 2010 Plan permits the grant of any or all of the following types of awards.

Stock Options. The Committee may grant nonqualified stock options that are not intended to qualify as incentive stock options under Code Section 422. The Committee sets option exercise prices and terms, except that the exercise price of stock options granted under the 2010 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant, other than in the case of options granted in connection with assuming or substituting options in acquisition transactions or options that meet all the requirements for options that are considered “deferred compensation” within the meaning of Code Section 409A. At the time of grant, the Committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years. Unless the Committee otherwise determines, fair market value means, as of a given date, the closing price of our Common Stock during regular session trading on NASDAQ.

Stock Appreciation Rights (SARs). The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2010 Plan or on a stand-alone basis. SARs are the right to receive payment per share of an exercised SAR in stock or cash, or a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of an SAR issued in tandem with stock options will result in the reduction of the number of shares underlying the related SAR to the extent of the SAR exercised. The term of a stand-alone SAR cannot be more than ten years, and the term of a tandem SAR will not exceed the term of the related option.

Stock Awards, Restricted Stock and Stock Units. The Committee may grant awards of shares of Common Stock, or awards designated in units of Common Stock, under the 2010 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The restrictions may be based on continuous service with us or the achievement of specified performance criteria, as determined by the Committee.

Performance Awards. The Committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of Common Stock, and performance units are units valued by reference to a designated amount of cash. Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the Committee.

Other Stock or Cash-Based Awards. The Committee may grant other incentives payable in cash or in shares of Common Stock, subject to the terms of the 2010 Plan and any other terms and conditions determined by the Committee.

Recoupment

Awards granted under the Plan will be subject to the applicable requirements of the Company’s incentive compensation recovery policy and Section 954 of the Dodd-Frank Act regarding recovery of erroneously awarded compensation and any implementing rules and regulations.

Repricing

Without shareholder approval, the Committee may not (a) lower the price of an option or SAR after it is granted, except in connection with certain specified adjustments, (b) take any other action that is treated as a repricing under generally accepted accounting principles, or (c) cancel an option or SAR when its exercise price exceeds the fair market value of the underlying Common Stock, in exchange for cash or another option, SAR, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition or similar corporate transaction.

Performance-Based Compensation Under Code Section 162(m)

Performance Goals and Criteria. Under Code Section 162(m), we are generally prohibited from deducting for U.S. federal income tax purposes compensation paid to our chief executive officer and our three other most highly compensated executive officers (other than the chief financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as performance-based is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.

If the Committee intends to qualify an award under the 2010 Plan as “performance-based compensation” under Code Section 162(m), the performance goals selected by the Committee may be based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company as a whole or any business unit, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; revenue growth rate; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole or any business unit or applicable affiliate under one or more of the performance goals described above relative to the performance of other corporations.

The Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; acquisitions or divestitures; foreign exchange gains and losses; and gains and losses on asset sales.

Adjustments and Certification. The Committee may adjust the amount payable pursuant to an award under the 2010 Plan that is intended to qualify as “performance-based compensation” under Code Section 162(m) downward but not upward. The Committee may not waive the achievement of performance goals related to an award except in the case of a participant’s death or disability. Code Section 162(m) requires that the Committee certify that performance goals were achieved before the payment of the “performance-based compensation.”

Limitations. Subject to certain adjustments, participants who are granted awards intended to qualify as “performance-based compensation” under Code Section 162(m) may not be granted awards in any calendar year, other than performance units, with respect to more than 600,000 shares for options or SARs and 300,000 shares for restricted stock, restricted stock units, performance shares or other stock-based awards. The maximum dollar value payable to any participant with respect to performance units or any other awards payable in cash that are intended to qualify as “performance-based compensation” cannot exceed $2,000,000 in any calendar year.

Change of Control

Under the 2010 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and us, in the event of a change of control:

•

All outstanding awards, other than performance shares, performance units or other awards that are subject to vesting based on the achievement of specified performance goals, will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change of control, and such awards will terminate at the effective time of the change of control. However, upon certain changes of control, such as certain reorganizations, mergers or consolidations, any such awards that vest based on continuous service will become fully and immediately exercisable, and all applicable restrictions or forfeiture provisions will lapse, only if and to the extent such awards are not converted, assumed, substituted for or replaced by a successor company.

•

All performance shares, performance units or other awards that are subject to vesting based on the achievement of specified performance goals will be payable based on targeted performance being attained as of the effective date of the change of control.

•	In the event of certain reorganizations, mergers or consolidations, the Committee may in its discretion instead provide that a participant’s outstanding awards will be cashed out.

Definition of Change of Control. Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change of control of the Company generally means the occurrence of any of the following events:

•

an acquisition by any individual, entity or group of beneficial ownership of 40% or more of either (a) the then outstanding shares of Common Stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (excluding generally any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or an affiliate, or the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company pursuant to which certain requirements are met);

•

a change in the composition of the Board during a two-year period such that the incumbent Board members as of the beginning of the two-year period cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by shareholders, was approved by a majority of the incumbent Board);

•	consummation of certain reorganizations, mergers or consolidations or other disposition of all or substantially all of the assets of the Company; or

•	consummation of a complete liquidation or dissolution of the Company.

Amendment and Termination

The Board or the Compensation Committee may amend the 2010 Plan, except that if any applicable statute, rule or regulation requires shareholder approval for an amendment to the 2010 Plan, then to the extent so required, shareholder approval will be obtained. The Board or the Compensation Committee may also suspend or terminate all or any portion of the 2010 Plan at any time, but any suspension or termination may not, without a participant’s consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the Board or Compensation Committee, the 2010 Plan will terminate ten years after the date of shareholder approval of the 2010 Plan as amended and restated at the Annual Meeting.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2010 Plan generally applicable to us and to participants in the 2010 Plan who are subject to U.S. federal taxes. The summary is based on the U.S. Internal Revenue Code of 1986, as amended, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Stock Options

A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. When a nonqualified stock option is exercised, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price. Special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price.

Stock Appreciation Rights

A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of the Common Stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Unrestricted Stock Awards

Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards, Restricted Stock Units, Performance Shares and Performance Units

A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Tax Consequences to the Company

In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Code Section 409A

We intend that awards granted under the 2010 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding

We are authorized to deduct or withhold from any award granted or payment due under the 2010 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2010 Plan until all tax withholding obligations are satisfied.

Plan Benefits

New Plan Benefits

All awards to employees, officers, directors and consultants under the 2010 Plan are made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2010 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “Fiscal Year 2014 Grants of Plan-Based Awards” table. Grants made to our non-employee directors in the last fiscal year are described in “Director Compensation.”

Existing Plan Benefits

The following table shows the number of equity awards, including any awards that were subsequently cancelled or surrendered for taxes, that the Company has awarded, as of August 31, 2014, to the following individuals and groups:

Name and Position	Number of Shares Covered by Awards
Craig D. Gates	300,000

Ronald F. Klawitter	150,000

Douglas G. Burkhardt	110,000

Philip S. Hochberg	95,000

Brett R. Larsen	60,000

All eight current executive officers as a group	852,000

All three current non-employee directors as a group	75,000

All current employees as a group (excluding executive officers)	133,998

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of September 3, 2014, concerning securities authorized for issuance under the Company’s equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders(1)	1,065,928	$7.01	—

Equity compensation plans not approved by security holders	—	—	—

Total	1,065,928	$7.01	—

(1)

Included are the 1,200,000 shares currently subject to the 2010 Plan, the issuance of which were approved by the shareholders at the 2010 Annual Meeting. Not included are the additional 1,000,000 shares subject to the 2010 Plan as amended and restated, subject to shareholder approval at the 2014 Annual Meeting. See “Proposal 2—Approval of the Key Tronic Corporation 2010 Incentive Plan, as Amended and Restated” for further information about the 2010 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE KEY TRONIC CORPORATION 2010 INCENTIVE PLAN, AS AMENDED AND RESTATED.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis explains our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the executives identified as named executive officers in the Summary Compensation Table. The named executive officers for fiscal 2014 were:

•	Craig D. Gates, President & Chief Executive Officer

•	Ronald F. Klawitter, Executive Vice President of Administration, CFO & Treasurer

•	Douglas G. Burkhardt, Executive Vice President of Worldwide Operations

•	Philip S. Hochberg, Executive Vice President of Business Development

•	Brett R. Larsen, Vice President of Finance & Controller

The compensation for the named executive officers currently consists of four elements—base salaries, performance-based annual cash incentives, performance-based long-term cash incentive and performance-based long-term equity incentives in the form of SARS—that are designed to reward performance in a simple and straightforward manner. Our executive compensation program is aligned with our business strategy and culture to attract and retain top talent, reward business results and individual performance, and most importantly, maximize shareholder returns. Our total compensation program for the named executive officers is highly incentive-based and competitive in the marketplace, with Company performance determining a significant portion of total compensation.

•

Base Salaries. Base salaries were modified to maintain a competitive position as compared to the organization’s targeted labor market. These increases were predicated on individual performance, tenure with the organization, and relative position to the market.

•	Performance-Based Annual Cash Incentive Plan. Target award opportunities for Fiscal 2014 remained the same as the prior year.

•	Performance-Based Long-Term Cash Incentive Plan. Target award opportunities for the named executive officers for fiscal 2014 remained the same as the prior year.

•	Performance Based Long-Term Equity Incentive Plan. Equity based long term performance based awards (SARS) for fiscal 2014 for the named executive officers remained the same as the prior year

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of three members, Yacov A. Shamash (Chairman), James R. Bean, and Patrick Sweeney, each of whom is an independent director under applicable Nasdaq listing standards.

The Committee oversees the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer and other named executive officers. In discharging this responsibility, the Compensation Committee evaluates and approves the Company’s compensation plans, policies and programs as they affect the named executive officers.

The named executive officers have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives. Pay “at risk” for the CEO is 66.3%. “At risk” pay is slightly lower for the other named executive officers.

Executive	Pay “At Risk”
Craig D. Gates, President & Chief Executive Officer	66.3%

Ronald F. Klawitter, Executive Vice President, Chief Financial Officer	56.6%

Douglas G. Burkhardt, Executive Vice President, Operations	52.7%

Philip S. Hochberg, Executive Vice President Business Development	47.4%

Brett R. Larsen, Vice President Finance & Controller	43.6%

This discussion describes and analyzes the compensation program for the named executive officers. First, it covers the Company’s compensation objectives and philosophy, the cornerstone of which is pay for performance. Next, it reviews the process the Compensation Committee follows in deciding how to compensate the named executive officers and provides a brief overview of the principal components of the Company’s compensation program, including a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of the Company’s named executive officers for fiscal year 2014.

Compensation Objectives and Philosophy

The Company believes that compensation of its executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. The Company attempts to align the interests of its shareholders and management by integrating compensation with the Company’s short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in our industry sector, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance.

The elements of compensation for the named executive officers include base salaries, annual cash incentives, long-term cash incentives and long-term equity incentives as well as severance benefits in connection with certain terminations of employment and additional benefits which are available to all other U.S. employees, including a 401(k) plan, health and welfare programs, and life insurance. In general, base salaries and other benefit programs, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives as they provide predictable compensation levels that reward executives for their continued service. Annual cash incentives are primarily intended to motivate executives to achieve specific tactical and operating objectives, while long-term cash and equity incentives are primarily intended to align executives’ long-term interests with those of the Company’s shareholders. These elements of total compensation are targeted to pay at market median when performance meets expectations.

Compensation Process

As part of its process for determining the compensation for the named executive officers, the Compensation Committee considers competitive market data. As authorized by its charter, the Compensation Committee has engaged Milliman, Inc. (“Milliman”), an independent executive compensation consultant, to review the Company’s compensation plans, policies and programs that affect executive officers and to provide advice and recommendations on competitive market practices and specific compensation decisions. Milliman has worked directly with the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. To date, Milliman has provided limited assistance to management in evaluating the competitiveness of compensation for personnel other than executive officers.

The Committee takes into consideration multiple factors for purposes of developing competitive market data for analyzing executive compensation. These factors include a combination of both published executive salary surveys as well as an evaluation of peer organizations and their publicly disclosed compensation information. With the assistance of Milliman, the Compensation Committee identified a group of peer organizations with which the Company competes for executive talent (which may or may not be the same organizations that the company competes with directly on a business level). The peer companies were identified based on the following criteria: industry type, organization size/complexity, with the best indicators of organization size in the Company’s industry being number of employees and enterprise value, as well as, revenue and net income.

Following this process, the Compensation Committee selected the following peer group for compensation decisions, all of which are electronics manufacturing organizations somewhat larger than the Company but comparable to the Company in business space and profitability. This peer group was used in fiscal 2013 with no changes for fiscal 2014:

CTS Corporation	Mercury Computer Systems, Inc.

Methode Electronics, Inc.	Planar Systems, Inc.

Pulse Electronics Corporation	Radisys Corporation

Richardson Electronic, Ltd.	Ducommun

Fabrinet	IPG Photonics Corporation

Multi-Fineline Electronix, Inc.	Sypris Solutions, Inc.

TTM Technologies

To ensure we have the information necessary to set appropriate compensation levels, we collect data comparing each executive officer to their counterparts in similar positions with the peer group companies. The Compensation Committee does not base its decisions on targeting compensation levels to specific benchmarks against the peer group, instead, the Compensation Committee refers to the peer group compensation data as background information regarding competitive pay levels and also considers the other factors identified below in making its decisions. The elements of total compensation are targeted to pay at the market median when performance meets expectations.

The Compensation Committee supplements the peer group analysis with published compensation data on all executives. Published compensation data is focused on a similar labor talent for Key Tronic executives, including organizations in the electronics manufacturing industry with annual revenues close to that of Key Tronic’s. In addition, the Compensation Committee considers the value of each item of compensation, both separately and in the aggregate, in light of Company performance, each executive officer’s position within the Company, the executive officer’s performance history and potential for future advancement, and, with respect to long-term cash and equity incentive compensation, the value of existing vested and unvested outstanding cash and equity awards.

The Compensation Committee also considers the recommendations of the Company’s chief executive officer with respect to the compensation for each executive other than himself. In setting compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and its executive officers, the accounting consequences and the impact on shareholder dilution. The Compensation Committee does not assign a specific weight to these factors and none of these factors by itself will compel a particular compensation decision. Instead, this information is used generally by the Compensation Committee to help inform its decision-making process. Except as noted below, such decisions by the Compensation Committee are subjective, made in the exercise of the Compensation Committee’s independent business judgment.

Principal Elements of Compensation

The principal elements of compensation for the Company’s executive officers are described below:

Base Salaries. Base salaries, including merit-based salary increases, for the named executive officers are established based on the scope of their respective responsibilities, competitive market salaries and general levels of market increases in salaries, individual performance, achievement of the Company’s corporate and strategic goals and changes in job duties and responsibilities.

In July 2014 the Compensation Committee reviewed the base salaries of the named executive officers and determined that they are generally competitive with the market (50th percentile) when compared to the Company’s peer group and other market data. Given the competitive position of some salaries, the Compensation Committee determined that base salaries should increase somewhat in 2014. As a result, the named executive officers’ base salaries for fiscal 2014 were as follows:

Name and Position	2013 Base Salary	2014 Base Salary
Craig D. Gates, President & Chief Executive Officer	$471,960	$500,280

Ronald F. Klawitter, Executive Vice President, Chief Financial Officer	$306,000	$312,120

Douglas G. Burkhardt, Executive Vice President, Operations	$260,000	$270,400

Philip S. Hochberg, Executive Vice President Business Development	$257,400	$266,400

Brett R. Larsen, Vice President Finance & Controller	$183,500	$205,153

Annual Cash Incentive Compensation. Annual cash incentives for the Company’s executive officers are designed to reward performance for achieving key corporate goals, which the Company believes should increase shareholder value. In general, the annual incentive awards for executive officers are determined based on achievement of performance objectives for profit before taxes established by the Compensation Committee for the fiscal year. Profit Before Tax is an appropriate goal for calculating short-term incentive because it is the best measure of operating performance and should yield the best result for shareholders. Having the entire management team with the same goal will prevent having conflicting goals between different functions of the Company.

The Compensation Committee has established a cash incentive program for the Company’s named executive officers, including minimum, target and maximum bonus opportunities for each executive as well as performance goals that need to be achieved in order for the executives to receive such bonuses. Minimum, target and maximum bonus opportunities under the program are determined by reference to a percentage of the executive officer’s base salary. These minimum, target and maximum bonus levels are consistent with the levels established in previous years by the Compensation Committee and are appropriate based on a subjective assessment of the executive’s position and ability to directly impact and responsibility for the Company’s performance, and its subjective assessment of general compensation practices in place at companies in the Company peer group identified above. Bonuses under the fiscal year 2014 cash annual incentive program were paid out in August 2014 only if the executive officer was employed by the Company on the payment date.

The annual cash incentive program focuses on key metrics for a given year. Most often the Company uses a single company-wide financial element: profit before taxes (PBT). Performance for fiscal year 2014 was measured based on the Company’s profit before taxes. For fiscal 2014 the Committee established a stretch goal component for achieving over and above the maximum annual incentive compensation goal. The payout does not begin until profit exceeds five times incentive expenses. No amounts were earned under the stretch goal by participants in the fiscal year 2014 Incentive Compensation Plan.

For fiscal year 2014 performance, the target bonus opportunities (as a % of base salary paid) were:

Name and Position	Minimum	Target	Maximum	Actual
Craig D. Gates, President & Chief Executive Officer	5%	50%	75%	55%

Ronald F. Klawitter, Executive Vice President, Chief Financial Officer	4%	40%	60%	44%

Douglas G. Burkhardt, Executive Vice President, Operations	4%	40%	60%	44%

Philip S. Hochberg, Executive Vice President Business Development	4%	40%	60%	44%

Brett R. Larsen, Vice President Finance & Controller	3.5%	35%	52.5%	38.5%

Long-Term Cash Incentive Compensation. The Compensation Committee awards long-term cash incentive compensation to the Company’s executive officers to align their interests with those of the Company’s shareholders, to provide additional incentives to the Company’s executive officers to improve the long-term performance of the Company’s common stock and achieve the Company’s corporate goals and strategic objectives and to retain the Company’s executive officers.

The Company’s current practice is primarily to grant long-term cash incentive awards to the named executive officers in the form of performance units at the start of each fiscal year. These units will have a future value tied directly to the achievement of Board determined and approved goals for a three-year period. At the end of each three-year period, the cash value of these units will be paid to the executive officer at a value set by the Board, upon the recommendation of the Compensation Committee, at the beginning of the three-year period based on goal achievement as measured at the end of the three-year period. The goals consist of sales growth compared to peer group companies and return on invested capital. Revenue growth compared to the industry and Return on Invested Capital (“ROIC”) combine to provide the most appropriate measures of long-term financial performance. Having a goal of revenue growth compared to the industry incents management to gain market share. Having a goal of ROIC above the Company’s weighted average cost of capital builds shareholder value and incents management to make sure that revenue growth is profitable.

The table below contains the target award levels for each named executive officer for the three year period ending at the end of fiscal year 2014.

Name and Position	Minimum Award	Target Award	Maximum Award
Craig D. Gates, President & Chief Executive Officer	$137,500	$275,000	$412,500

Ronald F. Klawitter, Executive Vice President, Chief Financial Officer	$82,500	$165,000	$247,500

Douglas G. Burkhardt, Executive Vice President, Operations	$50,000	$100,000	$150,000

Philip S. Hochberg, Executive Vice President Business Development	$20,000	$40,000	$60,000

Brett R. Larsen, Vice President Finance & Controller	$20,000	$40,000	$60 000

Long-Term Equity Incentive Compensation. In fiscal years 2012, 2013 and 2014 the named executive officers received grants of stock appreciation rights (“SARS”) under the 2010 Incentive Plan. These stock appreciation rights vest on the third anniversary of the grant date to the extent the Company’s return on invested capital (ROIC) over the vesting period compared to the weighted average ROIC of a selected group of peer companies over the same period has reached 90% or more of the ROIC of the peer group average. At 90% of the ROIC of the peer group average, 50% of the SARS vest. At 110% of the ROIC of the peer group average, 100% of the SARS vest. These rights have a five year term. Payment upon exercise of a stock appreciation right may be in cash, in shares, in some combination thereof or in any other manner approved by the Compensation Committee.

The stock appreciation rights are designed to link executives’ interests with those of the Company’s shareholders as the shares’ value is based on the increase in key financial metrics, to provide a long-term retention incentive for the vesting period and, awards are subject to performance-based vesting requirements, to provide further incentives for executives to achieve goals considered critical to the Company’s success. The Committee has determined that ROIC is the key measure for aligning executive’s performance with the long-term shareholder interests.

In determining the size of the Company’s long-term equity incentive awards, the Compensation Committee reviews competitive market data for similar positions in the Company’s peer companies, the executive officer’s performance history and/or potential for future responsibility and promotion, the chief executive officer’s recommendations (with respect to executives other than himself) and the value of existing vested and unvested outstanding cash and equity awards. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which the Company operates.

The number of SARS awards are outlined in the table below for the past three fiscal years.

Executive	2012(1)		2013(3)	2014(4)
Craig D. Gates, President & Chief Executive Officer	50,000		50,000	50,000

Ronald F. Klawitter, Executive Vice President, Chief Financial Officer	25,000		25,000	25,000

Douglas G. Burkhardt, Executive Vice President, Operations	20,000		20,000	20,000

Philip S. Hochberg, Executive Vice President Business Development	25,000	(2)	20,000	20,000

Brett R. Larsen, Vice President Finance & Controller	10,000		10,000	10,000

(1)	The grant data fair values of the 2012 SARS awards for Messrs. Gates, Klawitter, Burkhardt, Hochberg and Larsen were, $110,000, $55,000, $44,000, $55,000 and $22,000, respectively.
(2)	Includes 15,000 SARS awarded to Mr. Hochberg in 2012 as a result of his promotion from vice president to executive vice president.
(3)	The grant date fair values of the 2013 SARS awards for Messrs. Gates, Klawitter, Burkhardt, Hochberg and Larsen were, $130,000, $65,000, $52,000, $65,000 and $26,000, respectively.
(4)	The grant date fair values of the 2014 SARS awards for Messrs. Gates, Klawitter, Burkhardt, Hochberg and Larsen were, $$233,500, 116,750, $93,400, $93,400, and $46,700, respectively.

Other Benefits. The named executive officers are also entitled to participate in the Company’s benefit programs which are available to all of the Company’s U.S. employees, including company-sponsored health, welfare, 401(k), and disability and life insurance.

Post-Termination Protection and Payments

The Company has entered into employment agreements with each of the named executive officers. The Compensation Committee believes these agreements are important in attracting and retaining key executive officers. Under these agreements, the executive would be entitled to severance benefits in the event of a termination of the executive’s employment by the Company without cause or by the executive for good reason. The Company has determined that it is appropriate to provide each named executive officer with severance benefits under these circumstances in light of his position with the Company and as part of his overall compensation package. The severance benefits for each named executive officer are generally determined as if he continued to remain employed by the Company for 12 months following his actual termination date or 24 months following termination upon a change of control. Because the Company believes that a termination by an executive for good reason (or constructive termination) is conceptually the same as an actual termination by the Company without cause, the Company believes it is appropriate to provide severance benefits following such a constructive termination of the executive’s employment. Monthly base salary payments will terminate immediately upon the executive’s employment by a third party at a base salary equal to or greater than the monthly base salary then being paid the executive by the Company. If the executive is paid a monthly base salary by a third party lower than that being paid by the Company, the Company will continue to pay the difference for the remainder of the severance period.

If a change in control of the Company occurs, outstanding long-term cash incentive awards and SARS awards, including awards held by the Company’s named executive officers, will generally become fully vested if they are not assumed by the successor entity.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the Company’s chief executive officer and certain other executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. In general, awards granted under the Company’s annual cash incentive plan, long-term cash incentive plan and SARS granted under the 2010 Incentive Plan are intended to comply with the applicable requirements for this exemption, and the Compensation Committee generally considers the limitations imposed by Section 162(m) among other factors in making its compensation decisions. However, the Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of the Company’s executive compensation program as part of its primary objective of ensuring that compensation paid to the Company’s executive officers is reasonable, performance-based and consistent with the Company’s goals and the goals of the Company’s shareholders.

Risk Considerations

The Compensation Committee has reviewed the Company’s compensation programs to determine whether they encourage unnecessary or excessive risk taking and has concluded that they do not. The Compensation Committee believes that the design of the Company’s annual cash, long-term cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

The Compensation Committee takes risk into account in establishing and reviewing the Company’s executive compensation arrangements and believes that they do not encourage unnecessary or excessive risk-taking behaviors. Base salaries are fixed in amount and thus do not encourage risk-taking. While the Company’s performance-based annual cash bonuses are generally based on annual results, the amount of such bonuses represent only a portion of each individual’s overall total compensation opportunities. The Compensation Committee believes that the annual incentive program appropriately balances risk and the desire to focus executives on specific annual goals important to the Company’s success, and that it does not encourage unnecessary or excessive risk-taking. Finally, a significant portion of the compensation provided to the Company’s executive officers is in the form of long term cash and equity based awards that further align executives’ interests with those of shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the equity based awards is tied to the Company’s stock price, and grants are generally subject to long-term vesting schedules and a two year retention requirement after exercise to help ensure that executives always have significant value tied to long-term stock price performance. Also, annual cash incentive compensation and long term cash and equity incentive compensation payments are subject to the Company’s Recoupment Policy, described under the caption “Recoupment Policy”.

Summary

The Compensation Committee believes that the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns executives’ interests with those of the Company’s shareholders. The Compensation Committee believes that the compensation of the Company’s executives’ is both appropriate and responsive to the goal of improving shareholder value.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on this review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in the Annual Report on Form 10-K.

Respectfully submitted by the Compensation Committee:

Yacov A. Shamash, Chair

James R. Bean

Patrick Sweeney

Compensation Committee Interlocks and Insider Participation

The directors listed at the end of the Compensation Committee Report above were each members of the Compensation Committee during all of fiscal year 2014. No director who served on the Compensation Committee during fiscal year 2014 is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, any executive officer of which served as a member of the Board or the Compensation Committee during fiscal year 2014.

EXECUTIVE COMPENSATION

Summary Compensation Table—Fiscal Years 2012-2014

The following table sets forth information concerning compensation for services rendered to the Company by the Chief Executive Officer, or the CEO, the Executive Vice President - Chief Financial Officer, and the Company’s next three most highly compensated executive officers for fiscal years 2012, 2013 and 2014 by each of the named executive officers. Collectively, these are the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Craig D. Gates, President & Chief Executive Officer	2014 2013 2012	504,637 469,272 445,068	0 0 0	233,500 185,500 110,000	690,050 752,694 702,750	10,200 10,000 26,600	1,438,387 1,417,466 1,284,418

Ronald F. Klawitter, Executive Vice President, Chief Financial Officer	2014 2013 2012	312,356 306,000 300,000	0 0 0	116,750 92,750 55,000	384,936 418,698 405,000	10,200 10,000 26,600	824,242 827,448 786,600

Douglas G. Burkhardt, Executive Vice President, Operations	2014 2013 2012	269,600 256,692 215,842	0 0 0	93,400 74,200 44,000	268,624 312,486 219,505	10,400 10,000 99,138	642,024 653,378 578,485

Philip S. Hochberg, Executive Vice President Business Development	2014 2013 2012	263,977 245,850 209,250	0 0 0	93,400 74,200 68,200	176,150 215,623 162,176	10,200 10,000 8,288	543,727 545,673 447,914

Brett R. Larsen, VP Finance & Controller	2014 2013 2012	190,996 175,000 162,000	0 0 0	46,700 37,100 22,000	133,533 156,928 132,330	8,392 10,000 9,036	379,621 379,028 325,366

1)	The amounts reported in the “Option/SAR Awards” column reflect the fair value on the grant date of the stock appreciation rights, or SARS, granted to the named executive officers during the fiscal year. These values have been determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 7 – “Stock Option and Benefit Plans” to the Consolidated Financial Statements in the Company’s 2014 Annual Report.
2)	Amounts reflect (a) annual cash incentive compensation, which is based on performance during the relevant fiscal year, pursuant to the annual incentive program and (b) any payout of long term performance unit awards for the three year performance period that ended in the relevant fiscal year, pursuant to the long term cash incentive program.
3)	Represents Company matching payments in fiscal years 2014, 2013 and 2012 under the Company’s 401(k) Retirement Savings Plan. Also includes for Mr. Gates value realized on the exercise of stock options in the amount of $16,800 in fiscal year 2012, for Mr. Klawitter value realized on the exercise of stock options in the amount of $16,800 in fiscal year 2012 and for Mr. Burkhardt value realized on the exercise of stock options in the amount of $89,338 in fiscal year 2012 and a service award in the amount of $200 in fiscal year 2014.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to the Company’s named executive officers for the fiscal years indicated above. The primary elements of each named executive officer’s total compensation reported in the table are base salary, long term equity incentives consisting of awards of stock appreciation rights and the payout of annual and long term cash incentives. Named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards in fiscal year 2014 table and the accompanying description of the material terms of the equity awards granted in fiscal year 2014, provides information regarding the long-term equity incentives awarded to the named executive officers in fiscal year 2014. The Outstanding Equity Awards at 2014 Fiscal Year-End and Option Exercises and Stock Vested tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The “Potential Payments Upon Termination or Change in Control” section provides information on the benefits the named executive officers may be entitled to receive in connection with certain terminations of their employment and/or a change in control of the Company.

Description of Employment Agreements—Cash Compensation

The Company entered into employment contracts with Messrs. Gates, Klawitter, Burkhardt, Hochberg and Larsen at the time each employee was first elected an officer of the Company. Each of the employment contracts imposes upon the employee standard nondisclosure, confidentiality and no competition provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contracts also provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The contracts provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination. The contracts condition the payment of severance upon execution of a release of claims and include provisions to comply with Internal Revenue Code Section 409A.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2014

The following table sets forth information concerning individual grants of non-equity incentive plan awards and grants of equity incentive plan awards made during fiscal year 2014 to each of the named executive officers.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (#)	Exercise or Base Price of Option/ SAR Awards ($/Sh)	Grant Date Fair Value of Stock And Option/ SAR Awards ($)
			Threshold ($)	Target ($)	Maximum ($)

Craig D. Gates	07/31/13 07/31/13 07/31/13	(1) (2) (3)	23,598 150,000	235,980 300,000	353,970 450,000	50,000 — —	11.34 — —	233,500 — —
Ronald F. Klawitter	07/31/13 07/31/13 07/31/13	(1) (2) (3)	12,240 90,000	122,400 180,000	183,600 270,000	25,000 — —	11.34 — —	116,750 — —
Douglas G. Burkhardt	07/31/13 07/31/13 07/31/13	(1) (2) (3)	10,400 55,000	104,000 110,000	156,000 165,000	20,000 — —	11.34 — —	93,400 — —
Philip S. Hochberg	07/31/13 07/31/13 07/31/13	(1) (2) (3)	10,296 55,000	102,960 110,000	154,440 165,000	20,000 — —	11.34 — —	93,400 — —
Brett R. Larsen	07/31/13 07/31/13 07/31/13	(1) (2) (3)	6,423 25,000	64,225 50,000	96,338 75,000	10,000 — —	11.34 — —	46,700 — —

(1)	Represents stock appreciation rights awards during fiscal year 2014 under the 2010 Incentive Compensation Plan. The 2010 Incentive Compensation Plan is discussed under the caption “Long-Term Equity Incentive Compensation” beginning on page 22.
(2)	Represents threshold, target and maximum payouts under the annual Incentive Compensation Plan for fiscal year 2014. For actual payouts earned for fiscal year 2014 see the Summary Compensation Table. The Incentive Compensation Plan is discussed under the caption “Annual Cash Incentive Compensation” beginning on page 20.
(3)	Represents threshold, target and maximum payouts under the Long-Term Incentive Plan for the 2014-2016 performance cycle. The Long-Term Incentive Plan is discussed under the caption “Long-Term Cash Incentive Compensation” beginning on page 21. Payouts under the Long-Term Incentive Plan for the 2014-2016 performance cycle are dependent upon the achievement of goals for three years sales growth compared to peer group companies and return on invested capital.

Outstanding Equity Awards at Fiscal 2014 Year-End

The following table presents information regarding the outstanding equity awards held by each of the Company’s named executive officers as of June 28, 2014.

Option/SAR Awards
Name	Grant Date	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Exercisable Options/SARS (#)(1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options/SARS (#)(1)	Option/SAR Exercise/Base Price ($)	Option/SAR Expiration Date
Craig D. Gates	07/31/13 07/26/12 07/27/11 05/14/10	150,000	50,000 50,000 50,000	11.34 7.45 4.40 5.89	07/31/18 07/26/19 07/27/16 05/14/15

Ronald F. Klawitter	07/31/13 07/26/12 07/27/11 05/14/10	75,000	25,000 25,000 25,000	11.34 7.45 4.40 5.89	07/31/18 07/26/19 07/27/16 05/14/15

Douglas G. Burkhardt	07/31/13 07/26/12 07/27/11 05/14/10	50,000	20,000 20,000 20,000	11.34 7.45 4.40 5.89	07/31/18 07/26/19 07/27/16 05/14/15

Philip S. Hochberg	07/31/13 07/26/12 01/26/12 07/27/11 05/14/10	30,000	20,000 20,000 15,000 10,000	11.34 7.45 6.30 4.40 5.89	07/31/18 07/26/17 01/26/17 07/27/16 05/14/15

Brett R. Larsen	07/31/13 07/26/12 07/27/11 05/14/10	30,000	10,000 10,000 10,000	11.34 7.45 4.40 5.89	07/21/18 07/26/19 07/27/16 05/14/15

(1)	Stock appreciation rights that vest on the third anniversary of the grant date and have a five year term. Payouts under the stock appreciation rights are dependent upon the achievement of goals for three year’s return on invested capital compared to peer group companies.

Option/SAR Exercises and Stock Vested—Fiscal Year 2014

The following table presents information regarding the exercise during fiscal year 2014 of stock appreciation rights awards previously granted by the Company to the named executive officers. No executive officer exercised any stock appreciation rights during fiscal 2014. No executive officer holds stock awards.

	Option/SAR Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Craig D. Gates	0	—

Ronald F. Klawitter	0	—

Doug G. Burkhardt	0	—

Philip S. Hochberg	0	—

Brett R. Larsen	0	—

Pension Benefits

None of the named executive officers is covered by a pension plan.

Non-qualified Deferred Compensation

None of the named executive officers is covered by a defined benefit plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Other Benefits

The Company offers the named executive officers and all other U.S. employees life insurance, disability, medical and dental plans for which the named executive officers are charged the same rate as all other employees.

Potential Payments upon Termination or Change in Control

The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment and/or a change in control of the Company.

Quantification of Severance and Change in Control Benefits. The tables below quantify the benefits that would have been payable to each of the named executive officers if the executive’s employment had terminated under the circumstances described above and/or a change in control of the Company had occurred on June 28, 2014. The first table presents the benefits the executive would have received if such a termination had occurred outside of the context of a change in control. The second table presents the benefits the executive would have received if such a termination occurred in connection with a change in control.

Severance Benefits (Outside of Change of Control)

Name	Cash Severance ($)(1)	Continuation of Health/Life Benefits($)(2)	Cash-Out of Accrued and Earned Vacation($)	Total($)
Craig D. Gates	500,280	0	18,219	518,499

Ronald F. Klawitter	312,120	0	52,221	364,341

Douglas G. Burkhardt	270,400	0	22,490	292,890

Philip S. Hochberg	266,400	0	2,515	268,915

Brett R. Larsen	205,153	0	9,553	214,706

1.	This amount represents 12 months of the executive’s base salary. Monthly base salary payments will terminate immediately upon the executive’s employment by a third party at a monthly base salary equal to or greater than the monthly base salary then being paid the executive by the Company. If the executive is paid a base salary by a third party lower than that being paid by the Company, the Company will continue to pay the difference for the remainder of the 12 month severance period.
2.	The premiums that would be charged to continue health coverage for the applicable period pursuant to COBRA for the executive and his eligible dependents (to the extent that such dependents were receiving health benefits as of June 28, 2014) would be paid by the executive and the Company will not reimburse the executive for these premiums.

Change of Control Severance Benefits

Name	Cash Severance ($)(1)	Continuation of Health Benefits($)(2)	Cash-Out of Accrued and Unpaid Paid Time Off($)	Equity Acceleration ($)(3)	Section 280G Gross-Up ($)(4)	Total($)
Craig D. Gates	1,000,560	0	18,219	442,500	—	1,461,279

Ronald F. Klawitter	624,240	0	52,221	221,250	—	897,711

Douglas G. Burkhardt	540,800	0	22,490	177,000	—	740,290

Philip S. Hochberg	532,800	0	2,515	178,250	—	713,565

Brett R. Larsen	410,306	0	9,553	88,500	—	508,359

1.	For each of the named executive officers, this amount represents the sum of 24 months of the executive’s base salary. Monthly base salary payments will terminate immediately upon the executive’s employment by a third party at a monthly base salary equal to or greater than the monthly base salary then being paid the executive by the Company. If the executive is paid a base salary by a third party lower than that being paid by the Company, the Company will continue to pay the difference for the remainder of the 24 month severance period.
2.	See footnote (2) to the table above.
3.	This amount represents the intrinsic value of the unvested portions of the executive’s stock appreciation rights (SARS) awards that would have accelerated on a termination of the executive’s employment as described above. This value is calculated by multiplying the amount by which $10.73 (the closing price of the Company’s common stock on the last trading day of fiscal 2014) exceeds the base price of the SARS by the number of SARS subject to the accelerated portion of the SARS. Each executive would have been entitled to full acceleration of his then-outstanding equity awards on such a termination.
4.	The severance agreements for each of the named executive officers do not provide for a Section 280G gross-up payment.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table

The following table presents information regarding the compensation paid for fiscal year 2014 to members of the Board of Directors who are not also employees of the Company (referred to herein as “non-employee directors”).

Name	Fees Earned or Paid in Cash ($)	Option/SAR Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
James R. Bean	53,803	35,025	15,000	0	103,828

Yacov A. Shamash	52,335	35,025	15,000	0	102,360

Patrick Sweeney	67,327	35,025	15,000	0	117,352

(1)	The amounts reported in the “Option/SAR Awards” column reflect the fair value on the grant date of the stock appreciation right granted to the Company’s non-employee directors during fiscal year 2014 as determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 8 – “Stock Option and Benefit Plans” to the Consolidated Financial Statements in the Company’s 2014 Annual Report.
(2)	Reflects payout of long term performance unit awards for the three year performance period that ended in fiscal year 2014.

The table below presents the number of outstanding and unexercised options/SAR awards held by each of the Company’s non-employee directors as of June 28, 2014.

Director	Number of Shares Subject to Outstanding Options/SAR Awards as of 06/28/2014	Number of Unvested Restricted Shares/Units as of 06/28/2014
James. R. Bean	35,000	—
Yacov A. Shamash(1)	24,930	—
Patrick Sweeney	20,000	—

(1)	Includes 4,930 option shares granted pursuant to the 1990 Stock Option Plan for Non-Employee Directors. No further awards can be issued under this Plan.

Non-Employee Director Compensation

Equity Grants. Under the Company’s 2010 Incentive Plan, as approved by the shareholders in October 2010, the Company’s non-employee directors receive awards, subject to the non-employee director’s continued service to the Company through the vesting date.

Long-Term Incentive Plan Awards. Under the Company’s Long-Term Incentive Plan, non-employee directors receive long term non-equity incentive compensation awards.

Retainers and Meeting Fees. In addition, non-employee directors receive annual retainers and fees for attending Board and committee meetings as set forth in the following table:

Annual Cash Retainer
Board Member, other than Chairman	$36,000
Chairman of the Board	48,938

Board Meeting Fees
Board Member, other than Chairman	$1,700
Chairman of the Board	2,550

Committee Meeting Fees
Committee Member, other than Chairman	$1,000
Committee Chairman	1,733

All non-employee directors are also reimbursed for their expenses incurred in attending Board meetings and committee meetings, as well as other Board-related travel expenses.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement the Company believes that compensation of its executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. The Company attempts to align the interest of its shareholders and management by integrating compensation with the Company’s short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in our industry sector, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is a significant vote against our named executive officers compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our shareholders concerns.

Therefore, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists of three members. The Board of Directors has determined that all Audit Committee members meet the definition of independence within the meaning of the applicable NASDAQ listing standards and that Patrick Sweeney has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors which is reviewed and reassessed for adequacy annually by the Audit Committee. The Audit Committee has met and discussed with the Company’s management and BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, the Company’s financial statements contained in the Annual Report on Form 10-K for the fiscal year ended June 28, 2014.

The Audit Committee has reviewed and discussed with BDO the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, (“Codification of Statements on Auditing Standards, AU § 380”), as amended. BDO has submitted to the Audit Committee and the Committee has reviewed the written disclosures and letter from BDO as required under applicable independence standards for auditors of public companies. The Audit Committee discussed with BDO that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence. All services to be provided by BDO are pre-approved by the Audit Committee or are pre-approved by a member of the Audit Committee and later ratified by the Committee.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K for the fiscal year ended June 28, 2014, for filing with the Securities and Exchange Commission.

The Audit Committee: James R. Bean (Chairman), Yacov A. Shamash, Patrick Sweeney

Principal Accountant Fees and Services. The following chart shows the aggregate audit and non-audit fees billed or expected to be billed to the Company by BDO for professional services in the named categories for the fiscal years ended June 28, 2014 and June 29, 2013:

	FY 2014	FY 2013
Audit Fees(1)	$331,251	$317,450
Audit Related Fees(2)	12,750	13,000
Tax Fees(3)	87,883	71,963
All Other Fees	—	—

Total	$431,884	$402,413

(1)	Audit fees consisted of professional services provided in connection with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, review of documents filed with the SEC and statutory audits.
(2)	Audit related fees consisted of professional services provided in connection with the audit of the Company’s 401(k) Retirement Savings Plan and other consultation matters.
(3)	Tax fees for fiscal years 2014 and 2013 consisted of professional services provided for the review of foreign tax returns and consultation on foreign tax matters. Tax fees for fiscal year 2014 also included fees for BDO performing a study relating to research and development tax credits.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2015. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions. In the event that ratification of this appointment of BDO as the Company’s registered public accounting firm is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of its registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SHAREHOLDER PROPOSALS

Eligible shareholders who wish to present proposals for action at the Annual Meeting of Shareholders to be held in 2015 must submit their proposals in writing to Kathleen L. Nemeth, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road—Upper Level, Spokane Valley, Washington 99216. Under Rule 14a-8(e) of the Securities Exchange Act of 1934, proposals submitted for inclusion in our proxy statement for the 2015 Annual Meeting must be received by the Secretary at the address above no later than May 22, 2015. In addition, any shareholder who intends to present a proposal at the 2015 Annual Meeting without inclusion of such proposal in our proxy materials must provide us notice of such proposal in the manner set forth above by July 31, 2015 or such proposal will be considered untimely. For such proposals that are untimely, the Company retains discretion to vote proxies it receives. For such proposals that are timely, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and

(2) the proponent does not issue a proxy statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Annual Report on Form 10-K

The 2014 Annual Report on Form 10-K (including exhibits), as amended, which we refer to as our “Form 10-K,” is available by accessing the Company’s website at www.keytronic.com or the SEC’s website at www.sec.gov. Stockholders may request a free copy of our Form 10-K by contacting Investor Relations at StreetConnect, (206) 729-3625, ktcc@stct.com. We will furnish any exhibit to our Form 10-K if specifically requested to do so.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and NASDAQ.

Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5’s were required, the Company believes that with respect to the fiscal year ended June 28, 2014 all the Reporting Persons complied with all applicable filing requirements.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners. In addition, we have retained Georgeson Inc. to aid in the solicitation of proxies. We currently estimate the fees payable to Georgeson Inc. in connection with such services to be approximately $15,000, plus reimbursement of out of pocket expenses.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,
Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 19, 2014

APPENDIX A

KEY TRONIC CORPORATION

AMENDED AND RESTATED 2010 INCENTIVE PLAN

KEY TRONIC CORPORATION

2010 INCENTIVE PLAN

(As Amended and Restated Effective                     , 2014)

SECTION 1. PURPOSE

The purpose of the Key Tronic Corporation 2010 Incentive Plan, as amended and restated, is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

(a) The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; an “outside director” within the meaning of Section 162(m) of the Code; or any successor provision thereto; and an “independent director” as defined under the applicable stock exchange listing standards.

(b) Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to grants of Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 15 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.

(c) All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

3.2	Administration and Interpretation by Committee

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules, regulations and subplans as it shall deem appropriate for the proper administration and operation of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) lower the price of an Option after it is granted, except in connection with adjustments provided in Section 14.1; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option at a time when its strike price exceeds the Fair Market Value of the underlying stock, in exchange for cash or another option, restricted stock, or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Compensation Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, a maximum of 2,200,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2	Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date that awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation or statutory share exchange is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing: (a) the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A; (b) any dividends or dividend equivalents declared and paid on Restricted Stock must comply with or qualify for an exemption under Section; and (c) if any Award for which dividends or dividend equivalents have been granted has its vesting, payment or grant dependent on the achievement of one or more performance goals, then the dividends or dividend equivalents shall accrue and be paid only to the extent the Award becomes vested or payable.

SECTION 7. OPTIONS

7.1	Grant of Options

The Committee may grant Options, which shall be nonqualified stock options that are not intended to qualify as “incentive stock options” as that term is defined for purposes of Section 422 of the Code or any successor provision.

7.2	Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee may grant nonqualified stock options with an exercise price per share of less than the Fair Market Value of the Common Stock on the Grant Date if the Option meets all the requirements for Awards that are considered “deferred compensation” within the meaning of Section 409A.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4	Exercise of Options

(a) The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

(b) To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f) such other consideration as the Committee may permit.

7.6	Effect of Termination of Service

(a) The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b) If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate the registration requirements under the Securities Act or similar requirements under the laws of any state or foreign jurisdiction, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or other requirements.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

8.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

8.3	Waiver of Restrictions

The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 9. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

9.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

9.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, (a) the shares covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

9.3	Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. PERFORMANCE AWARDS

10.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

10.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 12. WITHHOLDING

The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (a) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company or a Related Company, (b) having the Company or the Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or surrendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent that the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant.

Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award without consideration subject to such terms and conditions as the Committee shall specify.

SECTION 14. ADJUSTMENTS

14.1	Adjustment of Shares

(a) In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, statutory share exchange, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, or (iii) in the event of the declaration of a dividend payable in cash that has a material effect on the price of issued shares, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum numbers and kind of securities set forth in Section 15.3; and (C) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities. The determination by the Committee, as to the terms of any of the foregoing adjustments, shall be conclusive and binding.

(b) The adjustments described in Section 14.1, if any, and any determinations or interpretations made by the Committee as to whether any adjustment shall be made, including any determination of whether a distribution is other than a normal cash dividend or is a cash dividend that will have a material effect on the price of issued shares, and the terms of any of the foregoing adjustments, shall be conclusive and binding.

(c) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 14.1 but shall be governed by Section 14.2 or Section 14.3, respectively.

14.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

14.3	Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards, other than Performance Shares, Performance Units and other Awards that are subject to vesting based on the achievement of specified performance goals, shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully and immediately vested and exercisable, and all applicable restrictions or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company converts, assumes, substitutes for or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

(b) For the purposes of Section 14.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if, following the Company Transaction, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(c) All Performance Shares or Performance Units or other Awards that are subject to vesting based on the achievement of specified performance goals that are earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining outstanding Performance Shares or Performance Units or other Awards that are subject to vesting based on the achievement of specified performance goals (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award.

(d) Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide, in the event of a Change in Control that is a Company Transaction, that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(e) For the avoidance of doubt, nothing in this Section 14.3 requires all outstanding Awards to be treated similarly.

14.4	Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, statutory share exchange, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, statutory share exchange, reorganization, liquidation, dissolution or change of control that is the reason for such action.

14.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

14.7	Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 14 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 15. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 15 is applicable to such Award.

15.1	Performance Criteria

(a) If an Award is subject to this Section 15, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; revenue growth rate; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

(b) Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) The Committee may provide, at the time it establishes performance goals for any such Award, that any evaluation of performance shall include or exclude any one or more of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; and (viii) gains and losses on asset sales. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

15.2	Compensation Committee Certification; Adjustment of Awards

(a) After the completion of each performance period, the Compensation Committee shall certify the extent to which any performance goal established under this Section 15 has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting, as applicable, of any Award subject to this Section 15.

(b) Notwithstanding any provision of the Plan other than Section 14, with respect to any Award that is subject to this Section 15, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.

15.3	Limitations

Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Awards other than Performance Units or other cash-based awards subject to this Section 15 in the aggregate in any calendar year period with respect to more than the following: (a) 600,000 shares for Options or SARs; (b) 300,000 shares for Restricted Stock, Restricted Stock Units or Performance Shares; and (c) 300,000 shares for other stock-based Awards. The maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 15 granted to any Covered Employee in the aggregate in any one calendar year is $2,000,000.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 16. RECOVERY OF COMPENSATION

Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall be subject to the applicable requirements of: (a) the Company’s incentive compensation recovery policy as it may be amended from time to time, (b) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (c) similar applicable requirements under the laws of any other jurisdiction, (d) any compensation recovery policies adopted by the Company to implement any such requirements, and (e) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

SECTION 17. AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Restatement Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

17.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2	Issuance of Shares

(a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification

Each person who is or shall have been a member of the Board, the Compensation Committee or another committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Compliance with Laws and Regulations

The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any

Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code, shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

18.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10 Choice	of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

18.11 Legal	Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means: (a) conviction of a felony or misdemeanor involving moral turpitude; (b) engaging in illegal business practices or other practices contrary to the written policies of the Company; (c) misappropriation of assets of the Company; (d) continual or repeated insobriety or drug use; (e) continual or repeated absence for reasons other than disability or sickness, (f) fraud; (g) embezzlement; or (h) violation of the Company’s written conflict of interest policies, in each case as determined by the Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a) an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) any acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction;

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c) consummation of a Company Transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, no par value, of the Company.

“Company” means Key Tronic Corporation, a Washington corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company;

(b) a statutory share exchange pursuant to which the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of all or substantially all of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets,

excluding, however, in each case, a transaction pursuant to which

(i) the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii) individuals who were members of the Incumbent Board will, immediately after the consummation of the Company Transaction, constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation and Administration Committee of the Board or any duly authorized subcommittee thereof.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Committee from time to time for purposes of the Plan, means a period of disability during which a Participant qualifies for benefits under the Company’s then-current long-term disability plan or, in the case of a Participant who is not an employee of the Company, means a period of disability during which such Participant, if he or she were an employee of the Company, would qualify for benefits under the Company’s then-current long-term disability plan.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incumbent Board” has the meaning set forth in the definition of “Change in Control.”

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity that, as a result of a Company Transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 10.

“Performance Criteria” has the meaning set forth in Section 15.1.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 10.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 10.2.

“Plan” means the Key Tronic Corporation 2010 Incentive Plan (As Amended and Restated Effective                     , 2014).

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restatement Effective Date” means the date the Plan as amended and restated is approved by shareholders entitled to vote at the 2014 annual meeting of shareholders of the Company (including any adjournments or postponements thereof).

“Restricted Stock” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or, if not so defined, means Termination of Service on or after the later of (i) the date a Participant attains age 65 and (ii) the fifth anniversary of the date the Participant commenced employment or a service relationship with the Company.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 8.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Appreciation Right Expiration Date” means the last day of the maximum term of a Stock Appreciation Right.

“Stock Award” means an Award of shares of Common Stock granted under Section 9, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 9.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

Key Tronic Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1.	Election of Directors:	01 - James R. Bean	02 - Craig D. Gates	03 - Ronald F. Klawitter	+
		04 - Yacov A. Shamash	05 - Patrick Sweeney

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	Approve the Key Tronic Corporation Amended and Restated 2010 Incentive Plan.	☐	☐	☐	3.	Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the Proxy Statement.	☐	☐	☐

4.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 U P X	+
01WDHA

If you are not an Internet user and wish to contact Key Tronic Corporation, you may use one of the following methods:

Call: 877-277-9953 Write: Key Tronic Corporation, c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078

Attention Internet Users!

You can now access your stockholder information on the following secure Internet site: www.computershare.com/investor

Step 1: Register (1st time users only) Click on “Create Login” in the blue box and follow the instructions. Step 2: Log In (Returning users) Enter your User ID and Password and click the Login button.	Step 3: View your account details and perform multiple transactions, such as:
	• View account balances • View transaction history • View payment history • View stock quotes	• Change your address • View electronic stockholder communications • Buy or sell shares • Check replacements

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — Key Tronic Corporation

Notice of 2014 Annual Meeting of Shareholders 4424 N. Sullivan Road, Spokane Valley, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting – October 23, 2014

Craig D. Gates and Ronald F. Klawitter, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 23, 2014, and any adjournment or postponement thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Key Tronic Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1.	Election of Directors:	01 - James R. Bean	02 - Craig D. Gates	03 - Ronald F. Klawitter	+
		04 - Yacov A. Shamash	05 - Patrick Sweeney

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	Approve the Key Tronic Corporation Amended and Restated 2010 Incentive Plan.	☐	☐	☐	3.	Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the Proxy Statement.	☐	☐	☐

4.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 U P X	+
01WDJA

Key Tronic Corporation

4424 N. Sullivan Road, Spokane Valley, WA 99216

As a participant in the Key Tronic 401(k) Retirement Savings Plan (the “Plan”), you have the right to direct JP Morgan Chase Bank, N.A. (the “Plan Trustee”), to vote the shares of Common Stock of Key Tronic Corporation (the “Company”) represented by your interest attributable to such shares held in the KTC Stock Fund under the Plan at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on October 23, 2014.

For your information, copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report are enclosed. In addition, a postage paid return envelope addressed to Computershare is enclosed for your use in returning your completed, signed, and dated proxy card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed proxy card is not received by October 10, 2014 the Administrative Committee for the Plan will direct the Plan Trustee to vote your shares. The Trustee will be directed to vote all such unvoted shares in the same proportion as the voted shares received.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Key Tronic Corporation

Notice of 2014 Annual Meeting of Shareholders 4424 N. Sullivan Road, Spokane Valley, Washington 99216

Proxy Solicited by Board of Directors for Annual Meeting – October 23, 2014

Craig D. Gates and Ronald F. Klawitter, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 23, 2014, and any adjournment or postponement thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)